Exhibit 11.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

April 28, 2023

To the Board of Directors of GRIT BXNG At Home Inc.,

We hereby consent to the inclusion of our Auditors' Report, dated April 17, 2023, on the financial statements GRIT BXNG At Home Inc. – which comprise the balance sheet as of December 31, 2022, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended, and the related notes to the financial statements— in the Company's Annual Report on Form 1-K.

Best,

/s/ TaxDrop LLC

TaxDrop LLC

Robbinsville, New Jersey

April 28, 2023